EXHIBIT 99.1

BroadVision Announces Fourth Quarter 2008 and Full-Year Results

REDWOOD CITY, Calif., Jan. 28, 2009 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), a global provider of strategic e-business solutions, today reported financial results for its fourth quarter ended December 31, 2008. Revenues for the fourth quarter were $9.7 million, compared with revenues of $8.2 million for the third quarter ended September 30, 2008 and $11.3 million for the comparable quarter of 2007.

License revenue for the fourth quarter of 2008 was $3.6 million versus $2.1 million for the prior quarter and $4.6 million for the comparable quarter of 2007. The majority of the fourth quarter license revenue was generated from the Company's core BroadVision(r) Business Agility Suite(tm), Commerce Agility Suite(tm) and eMerchandising(tm) solutions, from customers including, NTT Software Corporation, Achmea Verzekerings Holding N.V, Siemens Medical Solutions USA, Inc. Datasiel Spa, and several other brand name global customers.

In the fourth quarter of 2008, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $22.1 million, or $5.04 per basic and diluted share, as compared with GAAP net income of $0.3 million, or $0.07 per basic share and $0.06 per diluted share, for the third quarter of 2008 and GAAP net income of $5.9 million, or $1.35 per basic share and $1.31 per diluted share, for the comparable quarter of 2007. The GAAP loss in the most recent quarter included a charge related to the impairment of goodwill of $25.1 million.

Non-GAAP measure net income for the fourth quarter of 2008 was $2.8 million, or $0.64 per basic share and diluted share, compared with non-GAAP measure net income of $0.1 million, or $0.03 per basic and diluted share, in the third quarter of 2008 and non-GAAP measure net income of $4.4 million, or $1.02 per basic share and $0.99 per diluted share, for the comparable quarter of 2007. These non-GAAP measure results exclude restructuring credit, goodwill impairment charges, stock compensation expense under SFAS 123(r) and revaluation of warrant liabilities. A reconciliation of these pro-forma figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

Full-year 2008 revenues totaled $35.9 million, with GAAP net loss of $15.0 million, or $3.43 per basic and diluted share, which included a goodwill impairment charge of $25.1 million that has no tax benefit and is a non-cash item, compared to 2007 revenues of $50.0 million and GAAP net income of $17.3 million, or $4.01 per basis share and $3.90 per diluted share. Full-year 2007 net income of $17.3 million includes a $3.1 million pre-tax charge related to the revaluation of warrants liabilities.

As of December 31, 2008, the Company had $61.9 million of cash and cash equivalents and short-term investments, compared to a combined balance of $62.5 million as of September 30, 2008 and a combined balance of $54.0 million as of December 31, 2007.

"Excluding the $25.1 million goodwill impairment required under GAAP rules due to our unusual below-book-value market capitalization amidst a very negative general business and stock market environment, we actually made considerable progress during the quarter in both sequential top-line growth and bottom line results," said Dr. Pehong Chen, President and CEO, BroadVision. "With a solid balance sheet, rigorous discipline in cost control, and a strong product portfolio, we are well positioned to not only pull through the global recession successfully, but also transform ourselves into a more competitive player beyond the current economic crisis."

Conference Call Information

BroadVision management will host a conference call today, Wednesday, January 28, 2009, at 2:00 p.m. PST. The conference call may be accessed by dialing: 1-866-551-3680, with pin code 3792786#. Callers outside the North America should call 1-212-401-6760 to be connected. A web replay will also be available following the call on the Company's website until it releases its first quarter 2009 financial results.

About BroadVision

Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users -- including Baker Hughes, BioRad Laboratories, Fiat, Hilti, Iberia, ING Bank, PETCO, Prime Polymer, Verifone, and Xerox -- rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 1-650-331-1000; e-mail mediarelations@broadvision.com or visit http://www.broadvision.com.

BroadVision, Business Agility Suite, Commerce Agility Suite and eMerchandising are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's financial positioning and competitiveness, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

                  BROADVISION, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                 Dec. 31   Dec. 31
                                                  2008      2007
                                                 -------   -------
                                               (unaudited)

 ASSETS
 Current assets:
   Cash, cash equivalents and short-term
    investments                                  $61,888   $53,973
   Other current assets                           10,772     9,044
                                                 -------   -------
       Total current assets                       72,660    63,017

 Goodwill                                             --    25,066
 Other non-current assets                          2,077     2,229

                                                 -------   -------
 Total assets                                    $74,737   $90,312
                                                 =======   =======
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities                             $21,590   $22,523
 Other non-current liabilities                     2,429     3,024
                                                 -------   -------
       Total liabilities                          24,019    25,547

    Total stockholders' equity                    50,718    64,765

                                                 -------   -------
 Total liabilities and stockholders' equity      $74,737   $90,312
                                                 =======   =======

                  BROADVISION, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                Three Months Ended  Twelve Months Ended
                                    December 31        December 31
                                 -----------------  -----------------
                                   2008     2007     2008      2007
                                 --------  -------  --------  -------
                                     (unaudited)  (unaudited)

 Revenues:
 Software licenses               $  3,616  $ 4,620  $ 12,137  $21,127
 Services                           6,036    6,629    23,766   28,891
                                 --------  -------  --------  -------
      Total revenues                9,652   11,249    35,903   50,018

 Cost of revenues:
 Cost of software licenses              6        8        26       45
 Cost of services                   2,259    2,251     8,885    8,961
                                 --------  -------  --------  -------
      Total cost of revenues        2,265    2,259     8,911    9,006

 Gross profit                       7,387    8,990    26,992   41,012

 Operating expenses:
 Research and development           2,320    2,247     9,183    9,668
 Sales and marketing                1,989    2,383     7,772    8,131
 General and administrative         1,452    2,042     6,412    6,293
 Goodwill impairment               25,066       --    25,066       --
 Restructuring (credit) charge         (9)    (195)      (26)     649
                                 --------  -------  --------  -------
      Total operating expenses     30,818    6,477    48,407   24,741
                                 --------  -------  --------  -------

 Operating (loss) income          (23,431)   2,513   (21,415)  16,271
 Other income (expense), net        1,528    3,419     6,925      934
                                 --------  -------  --------  -------
 (Loss) income before provision
   for income taxes               (21,903)   5,932   (14,490)  17,205
 (Provision) benefit for income
   taxes                             (192)     (60)     (520)      73
                                 --------  -------  --------  -------
 Net (loss) income               $(22,095) $ 5,872  $(15,010) $17,278
                                 ========  =======  ========  =======

 Basic (loss) income per share   $  (5.04) $  1.35  $  (3.43) $  4.01
 Diluted (loss) income per share $  (5.04) $  1.31  $  (3.43) $  3.90

 Shares used in computing:
 Weighted average shares-basic      4,382    4,346     4,374    4,310
 Weighted average shares-diluted    4,384    4,476     4,414    4,430

                  BROADVISION, INC. AND SUBSIDIARIES
   NON-GAAP MEASURE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)

                              Three Months Ended    Twelve Months Ended
                            -----------------------  ----------------
                           Dec. 31 Sept. 30 Dec. 31  Dec. 31  Dec. 31
                             2008    2008    2007      2008    2007
                            ------  ------  -------  -------  -------
 Revenues:
 Software licenses          $3,616  $2,096  $ 4,620  $12,137  $21,127
 Services                    6,036   6,095    6,629   23,766   28,891
                            ------  ------  -------  -------  -------
   Total revenues            9,652   8,191   11,249   35,903   50,018
 Cost of revenues:
 Cost of software licenses       6       7        8       26       46
 Cost of services            2,230   2,158    2,157    8,722    8,693
                            ------  ------  -------  -------  -------
   Total cost of revenues    2,236   2,165    2,165    8,748    8,739
                            ------  ------  -------  -------  -------

 Gross profit                7,416   6,026    9,084   27,155   41,279
 Operating expenses:
 Research and development    2,265   2,079    2,033    8,870    9,101
 Sales and marketing         1,911   1,842    2,268    7,463    7,813
 General and
  administrative             1,370   1,540    1,927    6,067    5,998
                            ------  ------  -------  -------  -------
   Total operating
    expenses                 5,546   5,461    6,228   22,400   22,912
                            ------  ------  -------  -------  -------
 Non-GAAP measure
  operating income           1,870     565    2,856    4,755   18,367
 Other income (expense),
  net                        1,148    (397)   1,648    2,885    4,081
                            ------  ------  -------  -------  -------
 Non-GAAP measure income
  before provision for
  income taxes               3,018     168    4,504    7,640   22,448
 (Provision) benefit for
  income taxes                (192)    (41)     (60)    (520)      73
                            ------  ------  -------  -------  -------
 Non-GAAP measure net
  income                    $2,826  $  127  $ 4,444  $ 7,120  $22,521
                            ======  ======  =======  =======  =======
 Basic non-GAAP measure
  net income per share      $ 0.64  $ 0.03  $  1.02  $  1.63  $  5.23
 Diluted non-GAAP measure
  net income per share      $ 0.64  $ 0.03  $  0.99  $  1.61  $  5.08
 Shares used in computing
  basic non-GAAP measure
  net income per share       4,382   4,431    4,346    4,374    4,310
 Shares used in computing
  diluted non-GAAP measure
  net income per share       4,384   4,466    4,476    4,414    4,430

                  BROADVISION, INC. AND SUBSIDIARIES
      RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET INCOME
                      (unaudited; in thousands)

                             Three Months Ended     Twelve Months Ended
                          --------------------------  -----------------
                          Dec. 31  Sept. 30 Dec. 31   Dec. 31   Dec. 31
                            2008     2008     2007      2008      2007
                          --------  ------  --------  --------  -------

 Net (loss) income, U.S.
  GAAP                    $(22,095) $  289  $  5,872  $(15,010) $17,278
   Non-GAAP measure
    adjustments:
   Restructuring (credit)
    charge                      (9)      6      (195)      (26)     649
   Goodwill impairment      25,066      --        --    25,066       --
   SFAS 123R Expense (1)       244     412       538     1,130    1,447
  Revaluation of warrants
   liabilities (2)            (380)   (580)   (1,771)   (4,040)   3,147
                          --------  ------  --------  --------  -------
 Non-GAAP measure net
  income                  $  2,826  $  127  $  4,444  $  7,120  $22,521
                          ========  ======  ========  ========  =======

 (1) Included as a component of cost of service and operating expense for each period presented.
 (2) Included as a component of other income, net, for each period presented.

CONTACT:  BroadVision, Inc.
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com